TherapeuticsMD, Inc. 10-K
Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

In connection with the Annual Report on Form 10-K of TherapeuticsMD, Inc. (the “Company”) for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel A. Cartwright, Chief Financial Officer, Vice President of Finance, and Treasurer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer, Vice President of Finance, and Treasurer

Date: March 12, 2013